                                                Exhibit 23



               Consent of Independent Auditors




We consent to the incorporation by reference in the Registration Statements (Form S-8 No.33-59324 and Form S-8 No. 33-44255) pertaining to the Sprint Retirement Savings Plan of Sprint Corporation of our report dated June 7, 1996, with respect to the financial statements and schedules of the Sprint Retirement Savings Plan included in this Annual Report (Form 11-K) for the year ended December 31, 1995.

							 /s/ ERNST & YOUNG LLP

                                           Ernst & Young LLP



Kansas City, Missouri
June 26, 1996